         As filed with the Securities and Exchange Commission on August 11, 1999
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SDL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  77-0331449
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)

                               80 Rose Orchard Way
                         San Jose, California 95134-1365
           (Address of Principal Executive Office, Including Zip Code)

                        SDL, INC. 1995 STOCK OPTION PLAN
                   SDL, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                                Michael L. Foster
               Vice President, Finance and Chief Financial Officer
                                    SDL, Inc.
                               80 Rose Orchard Way
                         San Jose, California 95134-1365
                     (Name and Address of Agent for Service)
                                 (408) 943-9411
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            William D. Sherman, Esq.
                               Morrison & Foerster
                               755 Page Mill Road
                           Palo Alto, California 94304

=====================================================================================
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                    PROPOSED
    TITLE OF                         MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
 SECURITIES TO    AMOUNT TO BE    OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
 BE REGISTERED     REGISTERED      PER SHARE (1)        PRICE (1)            FEE
-------------------------------------------------------------------------------------
Common Stock,     2,028,594 (2)       $68.09         $138,126,965.46       $38,399
$0.001 par
value
-------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of SDL, Inc. Common Stock reported on the Nasdaq National Market on August 4, 1999.

      In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Gives effect to the two-for-one stock split, effected in the form of a stock dividend, declared on March 24, 1999, with a record date of May 14, 1999, and a payment date of June 2, 1999.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

      1. The contents of the Registrant's Registration Statements on Form S-8, Commission File No. 33-90848, 33-92200 and 333-57683, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

      2. The Registrant's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

      3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

      4. The Registrant's current reports on Form 8-K each dated as of May 18, 1999 filed with the SEC on June 2, 1999 and June 29, 1999, respectively.

      4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 31, 1995.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 8. EXHIBITS.

Exhibit No.                       Description
-----------                       -----------
   5.1         Opinion of Morrison & Foerster.

  23.1         Consent of Counsel (included in Exhibit 5.1).

  23.2         Consent of Ernst & Young LLP, Independent Auditors.

  23.3         Consent of Arthur Andersen, Independent Auditors.

  24.1         Power of Attorney (see signature page).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, SDL, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on August 11, 1999.



                                         SDL, Inc.

                                         By: /s/ Donald R. Scifres
                                             -----------------------------------
                                             Donald R. Scifres
                                             Chairman of the Board,
                                             Chief Executive Officer and
                                             President


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Donald R. Scifres and Michael L. Foster, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Capacity                       Date
---------                            --------                       ----
/s/ Donald R. Scifres             Chairman of the Board,        August 11, 1999
---------------------             Chief Executive Officer
    Donald R. Scifres             and President
                                  (Principal Executive
                                  Officer) and Director

/s/ Michael L. Foster             Vice President, Finance       August 11, 1999
---------------------             and Chief Financial
    Michael L. Foster             Officer
                                  (Principal Financial
                                  and Accounting Officer)

Signature                         Capacity                          Date
---------                         --------                          ----
/s/ Keith B. Geeslin              Director                     August 11, 1999
---------------------------
Keith B. Geeslin



/s/ Anthony B. Holbrook           Director                     August 11, 1999
---------------------------
Anthony B. Holbrook


/s/ Mark B. Myers                 Director                     August 11, 1999
---------------------------
Mark B. Myers


/s/ Frederic N. Schwettmann       Director                     August 11, 1999
---------------------------
Frederic N. Schwettmann

                                INDEX TO EXHIBITS


Exhibit
Number                                Document
------                                --------
  5.1     Opinion of Morrison & Foerster LLP.

 23.1     Consent of Counsel (included in Exhibit 5.1).

 23.2     Consent of Ernst & Young LLP, Independent Auditors.

 23.3     Consent of Arthur Andersen, Independent Auditors.

 24.1     Power of Attorney (see signature page).